Exhibit 10.18
93390163_1

Name:
Number of Performance Stock Units at Target:
Date of Grant:

HAYWARD HOLDINGS, INC.
2021 EQUITY INCENTIVE PLAN
Performance Stock Unit Agreement

This agreement (this “Agreement”) evidences a grant (the “Award”) of Performance Stock Units (“PSUs”) by Hayward Holdings, Inc., a Delaware corporation (the “Company”), to the individual named above (the “Participant”), pursuant to and subject to the terms of the Hayward Holdings, Inc. 2021 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.Grant of PSUs. On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant Performance Stock Units (“PSUs”). The number of PSUs the Participant will earn will depend on the performance of the Company relative to certain performance goals for the [_____]-year performance cycle from January 1, [_____] through December 31, [_____] (the “Performance Cycle”). The performance goals and their relative weightings with respect to the PSUs are attached as Appendix A hereto (“Appendix A”). The Award grants the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) for each PSU that is earned based on achievement of the performance goals for the Performance Cycle as set forth in Appendix A, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof. The number of PSUs set forth above is based upon achievement of the “Target” level of performance with respect to each of the performance goals specified in Appendix A. The Participant will not earn any PSUs under the Award if the Company's performance during the Performance Cycle is below “Threshold” performance level for all of the performance goals specified in Appendix A. If actual performance with respect to a performance goal for the Performance Cycle equals or exceeds “Threshold” level specified in Appendix A for a performance goal, the number of PSUs earned will range from the Target number of PSUs set forth above based on the level of attainment against the performance goal and the weighting of the performance goal as specified in Appendix A. The Award is granted to the Participant in connection with the Participant’s Employment with the Company.
2.Determination of Achievement of Performance Levels. The determination of whether, and the extent to which, the performance goals have been satisfied will be made by the Compensation Committee of the Company’s Board of Directors, in its sole and absolute discretion, following the end of the Performance Cycle. The Compensation Committee may in its sole discretion increase or decrease the number of PSUs determined to be earned for the Performance Cycle to equitably account for any events or developments affecting achievement of the performance goals occurring during the Performance Cycle that were not anticipated at the Date of Grant. In the event of a Covered Transaction, including a Change in Control, the

Compensation Committee may, in its sole and absolute discretion, take such actions with respect to the Award as are permitted under Section 7(a) of the Plan, including accelerating the Award and determining the appropriate levels of achievement of the performance goals.
3.Cessation of Service. Except as expressly provided for in this Section 3 or in a written agreement between the Participant and the Company or one of its affiliates that is in effect at the time of such cessation of Employment, if the Participant’s Employment ceases for any reason at any time prior to the later of (i) the completion of the Performance Cycle or (ii) the determination by the Compensation Committee, pursuant to Section 2 hereof, of the extent to which the performance goals for the Performance Cycle have been satisfied (such later date being referred to as the “Vesting Date”), the Award will be immediately forfeited for no consideration. Notwithstanding the foregoing, if the Participant’s Employment is terminated prior to the Vesting Date (i) due to Participant’s Disability, the Participant’s PSUs earned for the Performance Cycle will be adjusted pro rata, based upon the full number of calendar months elapsed at the time of termination of Employment (but not to exceed the total number of months in the Performance Cycle) relative to the total number of calendar months in the Performance Cycle, with the actual payout of Shares with respect to the PSUs not occurring until after the end of the Performance Cycle and the determination by the Compensation Committee of the extent to which the performance goals for the Performance Cycle have been satisfied or (ii) due to the Participant’s death, the PSUs earned will be based on performance at the target level of achievement adjusted pro rata for the full number of calendar months elapsed at the time of the Participant’s death (but not to exceed the total number of months in the Performance Cycle) relative to the total number of calendar months in the Performance Cycle.
4.Delivery of Shares. The Company shall, as soon as practicable upon the determination by the Compensation Committee, pursuant to Section 2 hereof, of the extent to which the performance goals for the Performance Period have been satisfied and the number of PSUs determined to be earned or, in the event of the Participant’s death prior to the Vesting Date, as soon as practicable after the Participant’s death (but, in each such case, not later than thirty (30) days thereafter), effect delivery of the Shares with respect to such earned PSUs to the Participant (or, in the event of the PSUs have passed to the estate or beneficiary of the Participant upon the Participant’s death or a permitted transferee, to such estate or beneficiary or permitted transferee) and, following such delivery of Shares, the Award shall cease to be outstanding.
5.Nontransferability; Impact on Other Plans. The PSUs may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan. The Participant agrees and acknowledges that any income the Participant derives from a payout of the Award will not be considered eligible earnings under any pension plans, savings plans, profit sharing plans or other benefit plans of the Company or any of its subsidiaries.
6.Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the Award, including the right to any Shares acquired in respect of the PSUs and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any applicable clawback or recoupment policy of the Company.

Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.
7.Taxes. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon settlement of the Award, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes and other amounts required to be withheld. No Shares will be issued in respect of the Award unless and until the Participant has remitted to the Company an amount in cash sufficient to satisfy any withholding requirements, or has made other arrangements satisfactory to the Company with respect to such amounts. Unless otherwise determined by the Company, the Company shall automatically satisfy any tax withholding obligations by withholding from the Shares that would otherwise be delivered with respect to the Award a number of Shares having a fair market value equal to the minimum statutory amount required to be withheld to satisfy such tax withholding obligations and/or by causing such number of Shares to be sold in accordance with a sell-to-cover arrangement. The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required withholdings by withholding from the Shares otherwise deliverable in connection with the Award, by causing such Shares to be sold in accordance with a sell-to-cover arrangement and/or by withholding from any amounts otherwise owed to the Participant. Nothing in this Section 7, however, shall be construed as relieving the Participant of any liability for satisfying his or her tax obligations relating to the Award. If a sell-to-cover arrangement is selected as contemplated hereunder the Participant shall bear all costs associated with the sale of Shares under such arrangement.
8.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
9.Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.
[Signature page follows.]

    The Company, by its duly authorized officer, and the Participant have executed this Agreement.

                            HAYWARD HOLDINGS, INC.

By:
Name:
Title:

Agreed and Accepted:

By_______________________________
[Participant’s Name]

Signature Page to Performance Stock Unit Agreement

APPENDIX C

20[XX]–20[YY] Performance Cycle
Performance Goals
	Payout Percentage Relative to Target Amount of the Award (1)	[Performance Goal A] (2)	[Performance Goal B] (3)
Threshold	[__]%	[_____]	[_____]
Target	100%	[_____]	[_____]
Maximum	[___]%	[_____]	[_____]

Weightings		[__]%	[__]%

(1)    Performance below the Threshold level for a performance goal results in no PSUs being earned with respect to that performance goal. Performance above the Maximum level for a performance goal results no additional PSUs being earned in excess of the payout percentage specified for the performance goal at the Maximum level. Performance between the Threshold and Target levels or between the Target and Maximum levels is to be linearly interpolated.
(2)    [Insert a description of the performance goal if the performance goal is not a measure under Generally Accepted Accounting Principles in the United States.]
(3)    [Insert a description of the performance goal if the performance goal is not a measure under Generally Accepted Accounting Principles in the United States.]

[The number of columns in the foregoing table is to be adjusted to reflect the number of performance goals specified for the Performance Cycle]